IXI Mobile / ITAC MERGER

September 6, 2006

OTC BB: ISLT/ISLTU/ISLTW

About IXI Mobile, Inc.

IXI Mobile, headquartered in Redwood City, Calif., with manufacturing in Taiwan and R&D facilities in Israel and Romania, is the developer of the Ogo family of devices and end-to-end solutions for mass-market mobile data communication. The Ogo family delivers popular mobile applications including:

- Email push
- Instant Messaging (IM) – through leading services (e.g. AOL, Yahoo! and MSN)
- Text Messaging (SMS)
- Calendar and Contacts
- Voice, Web Browsing, RSS news – and more


ogo

The Ogo provides a turn-key solution to leading mobile operators and Internet Service Providers (ISPs) worldwide seeking an affordable connectivity solution to improve the mobile user experience and increase mobile data usage.

Ogo was launched in the United States by **AT&T Wireless (now Cingular Wireless)**[1]; **Swisscom Mobile**, the leading Swiss mobile operator; **e-kolay.net**, one of the largest ISPs in Turkey; **1&1**, the leading ISP in Germany in cooperation with **Vodafone Germany**, and **ANCEL**, the leading mobile operator in Uruguay.

Interim Financing

On February 28, 2006, IXI Mobile signed a definitive agreement pursuant to which IXI Mobile will merge with a wholly-owned subsidiary of Israel Technology Acquisition Corp. ("ITAC") (OTCBB: ISLT.OB), a Specified Purpose Acquisition Corporation designed to provide access to a quality, private technology company that has manufacturing operations or R&D facilities in Israel. As a result of the merger, IXI Mobile will become a wholly-owned subsidiary of ITAC.

Under the terms of the agreement, the holders of equity interests in IXI Mobile (including holders of employee options and warrants to purchase IXI Mobile common stock) will own or have the right to acquire approximately 7.8 million shares of ITAC common stock. Of this amount, approximately 1.4 million shares will be available for issuance to IXI Mobile's senior management and employees under IXI Mobile's Employee Stock Option Plan. As further consideration, the holders of equity interests of IXI Mobile will receive or have the right to acquire up to an additional 10.0 million ITAC shares based on attaining various targets.

On June 21, 2006, IXI Mobile, Inc. ("IXI Mobile") announced it secured financing from Southpoint Master Fund LP, an affiliate of Southpoint Capital Advisor LP, a US-based investment fund, to meet its working capital needs and to refinance existing debt. The gross proceeds of the financing, prior to deducting the transaction expenses, were $20 million. Roughly $1 million of the net proceeds will be used to refinance debt, with the balance to be used to fund IXI Mobile's working capital needs, especially to support orders from existing and new customers. Also, existing venture investors in IXI have guaranteed an $8 million loan previously extended to IXI from an Israeli bank, with the right to acquire this loan from the bank.

Following the merger, the combined Company will have access to over $34,000,000 currently held in ITAC's trust account, which will be used for its working capital to support current opportunities and future sales initiatives, to pay expenses of the transaction, and to pay the per-share amount to any ITAC stockholder that seeks to convert his shares into cash. In addition, the funds may be used to repay certain IXI Mobile indebtedness. Within 60 business days of the closing, the interim financing loan from Southpoint will be repaid or, at the election of the investor, converted in whole or part into ITAC shares at $6.50 per share. The loan bears interest at 10% per annum. . If certain venture investors in IXI acquire the $8 million loan from an Israeli bank which such investors recently guaranteed, such loan will also be repaid within 60 business days of closing of the merger or converted, in whole or in part, into ITAC shares at a price of $6.50 per share.

Business Highlights

Mobile Data for the Masses

- Highly optimized solution that enables affordable mobile data communications for the mass market

Easily Deployed

- Allows mobile operators and ISPs to bring Ogo to market quickly, easily and cost effectively

Large and Growing Wireless Data Opportunity

- Rapidly growing markets worldwide for mobile email, IM, RSS, and Web browsing

Addressing Sizeable Markets

- Mobile Youth and Pro-sumers (Professional Consumer) want affordable mobile connectivity

Business Model

- Hardware profits and recurring service revenues

Investment Considerations

Sales Performance

- ~$7.4 million of sales in 2005

Customer Base

- Swisscom Mobile (largest Swiss operator)
- 1&1 together with Vodafone in Germany
- ANCEL (largest mobile operator in Uruguay)
- e-kolay.net (one of the largest Turkish ISPs)
- AT&T Wireless (now Cingular Wireless)[1]

[1] Ogo is no longer being sold by Cingular Wireless but service for existing customers continues

Terms of IXI / ITAC Merger

- Up to 7.8 million shares to be issued or issuable to holders of equity interests of IXI Mobile
- IXI shareholders can earn up to 10 million additional shares according to the following schedule of incentives:

  2006 Revenues

  $45 million = 1 million shares

  2007 Net Profits

  $15-$25 million = 1 million shares[2]

  2008 Net Profits

  $20-45 million = 2 million shares[2]

  Common Stock Performance[3]

  > $8.50 = 2 million shares

  > $9.50 = 2 million shares

  > $12.00= 2 million shares

Additionally, certain IXI Mobile senior management members will be granted options to purchase an aggregate of 1.5 million additional shares either at $5.00 in the case of one member of senior management or at the fair market value of the shares on the date of the grant in the case of another member of senior management.

- Expected to close in Q4 2006
- Requires shareholder approval

[2] Linear allocation

[3] Common stock must trade at or above target for 20 trading days within a 30 day period

Market Overview & Opportunity

Use of mobile email is set to expand significantly over the next three years, according to Datamonitor, which estimates that global operator revenues from mobile email and personal information management could exceed $600 million by 2009. IXI Mobile developed its end-to-end Ogo offering as a mass market mobile solution to take advantage of the exponential growth in mobile messaging and personal information services.

IXI Mobile's Ogo is sold via mobile operators and internet service providers worldwide, targeting mainly the youth market with IM applications and the Pro-sumer market (Professional Consumer) with push email, mobile calendar and address book synchronization, making Ogo a much more affordable and advanced alternative to the popular mobile email devices that target mostly the enterprise markets. Recently Ogo was awarded by eco, the registered association of German Internet enterprises, for the best mobile service in Germany, taking into consideration all elements of price, service and device usability.


Subscribers (M)
2,500
2,000
1,500
1,000
500
0
2,129
668
300
15
5
Mobile Subs
Email Subs
IM Users
Total Mobile Email Subs
Blackberry Subs

Source: Portio Research, Radicati Group, ComScore Media Matrix, Nomura Research, RIM, IXI Analysis

Forward-Looking Statements

This Fact Sheet contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about ITAC, IXI and their combined business after completion of the proposed merger. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of ITAC's and IXI's managements, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which IXI is engaged; fluctuations in client demand; management of rapid growth; intensity of competition from other providers of project management and construction claims services; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in proxy/statement/prospectus filed with the Securities and Exchange Commission (the "SEC"). The information set forth herein should be read in light of such risks. Neither ITAC nor IXI assumes any obligation to update the information contained in this press release.

ITAC has filed a proxy statement/prospectus and other documents with the Securities and Exchange Commission with respect to the proposed merger of ITAC Acquisition Subsidiary with and into IXI Mobile. Upon being declared effective by the SEC, a definitive proxy statement/prospectus will be sent to the stockholders of ITAC seeking their approval of the merger and related transactions. The stockholders of ITAC are urged to read the proxy statement/prospectus as well as all other relevant documents filed or to be filed with the SEC, because they contain important information about ITAC, IXI and the proposed merger. ITAC stockholders may obtain the proxy statement and any other relevant filed documents for free at the SEC's website (www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Israel Technology Acquisition Corp., 7 Gush Etzion, 3rd Floor, Givaat Shmuel, Israel 54030.

This Fact Sheet is neither a solicitation of proxy, an offer to purchase, nor a solicitation of an offer to sell shares of ITAC. ITAC, and its respective directors and officers may be deemed to be participants in the solicitation of approvals from ITAC's stockholders in respect of the proposed transaction. Information regarding any interests that ITAC's and IXI's respective executive officers and directors may have in the transaction are set forth in the proxy statement.

Management Team

IXI is led by industry veterans:

- Mr. Amit Haller, Co-Founder, President and CEO, has over 17 years experience in wireless communications. Mr. Haller was founder and CEO of Butterfly VLSI, Ltd., a pioneer in short distance wireless technology, which was sold to Texas Instruments in 1999.
- Mr. Gideon Barak, Co-Founder and Chairman, has over 25 years experience in the communications field, having served as CFO of DSP Group, Inc. (NASDAQ: DSPG), and Founder and CEO of DSP Communications (DSPC), which was spun out from DSPG and sold to Intel Corporation. Mr. Barak is also Director of several private companies.
- Mr. Israel Frieder, Chairman and CEO of ITAC, will join IXI as Co-Chairman. Mr. Freider has over 30 years experience in the telecommunications and IT sectors, having held various senior positions at Kardan Communications, ECI Telecom, Tadiran Telecom, and Teledata Networks.

Share Data

Each ITAC Unit, issued at $6.00, consists of one Share of Common Stock and two Redeemable Common Stock Purchase Warrants

Common Stock

- Voting, Conversion, and Liquidation Rights
- Minimum cash per share currently in Trust of approximately $5.40
- Cash in Trust invested in U.S. government securities – Treasury bills ($34.0M)

Warrants

- Exercisable at $5.00 expiring on July 11, 2009, callable when common stock equals or exceeds $8.50 per share (for 20 days within a 30-day period)
- Provides potential access to up to $63M of growth capital

Investor Relations

Consulting For Strategic Growth 1
Stanley Wunderlich, CEO
Tel: 1-800-625-2236
Fax: 1-212-337-8089
info@cfsg1.com

Daniel Stepanek, EVP Media
Tel: 1-212-896-1202
dstepanek@cfsg1.com

IXI Mobile and Ogo on the Web

www.ixi.com and www.ogo.com